Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

BOOMER HOLDINGS, INC.

Issuance Date:  October 14, 2020
Principal Sum: $262,500

This Note is a duly authorized Convertible Promissory Note of Boomer Holdings, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company's 10% Convertible Promissory Note due April 14, 2021 (“Maturity Date”) in the face amount of $262,500 (the “Note”).

For Value Received, the Company hereby promises to pay to the order of or its registered assigns or successors-in-interest (the “Holder”) the Principal Sum of $262,500 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance hereof at an amount equivalent to 10% of the Principal Sum, to the extent such Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Holder herein have not been repaid or converted into the Company’s Common Stock (the “Common Stock”), in accordance with the terms hereof.  The sum of $250,000 shall be remitted and delivered to the Company, and $12,500 shall be retained by the Holder through an original issue discount (the “OID”) for due diligence and legal bills related to this transaction.  The OID is set at 5% of any consideration paid.  The Company covenants that within six (6) months of the Effective Date of the Note, it shall utilize approximately $250,000 of the proceeds in the manner set forth on Schedule 1, attached hereto (the “Use of Proceeds”), and shall promptly provide evidence thereof to Holder, in sufficient detail as reasonably requested by Holder.

In addition to the “guaranteed” interest referenced above, and upon the occurrence of an Event of Default (as defined in Section 3.00(a)), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 20% per annum or the highest rate permitted by law (the “Default Rate”).

This Note will become effective only upon the execution by both parties, including the execution of Exhibits B, C, D, E, Schedule 1 (collectively, the “Exhibits”), and the Irrevocable Transfer Agent Instructions (the “Date of Execution”) and delivery of the payment of consideration by the Holder (the “Effective Date”).  The Company acknowledges and agrees the Exhibits are material provisions of this Note.

As an investment incentive, the Company shall issue to the Holder 37,500 shares of its Common Stock (the “Origination Shares”), which shall be issued within 5 Trading Days of the Effective Date.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall be equal to 70% of the lowest volume weighted average price of the Company’s Common Stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.  For the purpose of calculating the Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day.  If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 30% to 40%, until such chill is remedied.  If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 30% to 35%.  In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 30% to 45%.  Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% increase, i.e., from 30% to 40%, in addition to any other discount, as provided above, to the Conversion Price discount..

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the original issue discount, prorated if the Note has not been funded in full), (ii) all guaranteed and other accrued but unpaid interest hereunder, (iii) any fees due hereunder, (iv) liquidated damages, and (v) any default payments owing under the Note, in each case previously paid or added to the Principal Amount.

“Principal Market” shall refer to the primary exchange or trading platform on which the Company’s common stock is traded or quoted.

“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00         Repayment.

(a)          The Company may pay this Note, in whole or in part, in cash or in other good funds, according to the following schedule:

Days Since Effective Date	Payment Amount
Under 30	110% of Principal Amount so paid
31-60	115% of Principal Amount so paid
61-90	120% of Principal Amount so paid
91-180	125% of Principal Amount so paid

(b)          After 180 days from the Effective Date, the Company may not pay this Note, in whole or in part, in cash or in other good funds, without prior written consent from Holder, which consent may be withheld, delayed, denied, or conditioned in Holder’s sole and absolute discretion.  Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.  Upon the occurrence of an Event of Default, the Company may not pay the Note, in whole or in part, in cash or in other good funds without written consent of the Holder, which consent may be withheld, delayed, denied, or conditioned in Holder’s sole and absolute discretion.  Further, the Company shall provide the Holder with  three days’ prior written notice of the Company’s determination to pay any or all of its obligations hereunder.  During such three-day period, the Holder may not exercise any of its conversion rights hereunder.  From and after the conclusion of such three-day period, all of the Holder’s conversion rights revert in respect of any and all of the then-remaining obligations of the Company hereunder.  Any such payment by the Company in connection with this provision shall be deemed to have been made on the date that the Holder first receives the above-referenced notice.

Section 2.00         Conversion.

(a)          Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Conversion Price (defined above), but not to exceed the Restricted Ownership Percentage, as defined in Section 2.00(f).  The date of any conversion notice (“Conversion Notice”) hereunder shall be referred to herein as the “Conversion Date”.

(b)          Stock Certificates or DWAC.  The Company will deliver to the Holder, or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act of 1933, as amended) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program (provided that the same time periods herein as for stock certificates shall apply).

(c)          Charges and Expenses.  The Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock.  Company shall pay all transfer agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the transfer agent as a condition to effectuate such issuance.  Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company’s delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(d)          Delivery Timeline.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $1,000 per day, until such certificate or certificates are delivered.  The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs.  Such liquidated damages will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(e)          Reservation of Underlying Securities.  The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, three times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 2.00, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount), to Common Stock (the “Required Reserve”).  The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible).  If the amount of shares on reserve in Holder’s name at the Company’s transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note. The Company agrees that the maintenance of the Required Reserve is a material term of this Note and any breach of this Section 2.00(e) will result in a default of the Note.

(f)           Conversion Limitation.  The Holder will not submit a conversion to the Company that would result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company (“Restricted Ownership Percentage”).

(g)          Conversion Delays.  If the Company fails to deliver shares in accordance with the timeframe stated in Section 2.00(c), the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares.  The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h)          Shorting and Hedging.  Holder may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion.

(i)           Conversion Right Unconditional.  If the Holder shall provide a Conversion Notice as provided herein, the Company's obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

Section 3.00         Defaults and Remedies.

(a)          Events of Default.  An “Event of Default” is:  (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 2.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K, in each case in accordance with the provisions and the deadlines referenced Section 5.00(j); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company in an amount in excess of $50,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile for a period of more than 10 Trading Days or such status prohibits the Company from issuing any Common Stock to the Holder; (xi) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xii) the Company’s filing with the United States Securities and Exchange Commission (the “SEC”) a Certification and Notice of Termination of Registration Under Section 12(g) of The Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of The Securities Exchange Act of 1934 on Form 15; (xiii) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 2.00(f); (xiv) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xv) any delisting from a Principal Market for any reason; (xvi) failure by the Company to pay any of its transfer agent fees in excess of $2,000 to cause the Company not to be in good standing with such transfer agent or to maintain a transfer agent of record; (xvii) failure by Company to notify Holder of a change in transfer agent within 24 hours of such change; (xviii) any trading suspension or revocation of the registration of Company’s class of Common Stock imposed by the SEC under Sections 12(j) or 12(k) of the 1934 Act; (xix) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing obligations under Section 13 or 15(d) of the 1934 Act, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (xx) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Holder of a change in the Use of Proceeds; or (xxi) failure of the Company to abide by the terms of the right of first refusal contained in Section 5.00(l).

(b)          Remedies.  If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the “Mandatory Default Amount”.  The Mandatory Default Amount means 25% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law. Finally, after the occurrence of an Event of Default that results in the eventual acceleration of this Note, an additional 10% increase to the Conversion Price discount will go into effect.  In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 3.00(b).  No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.  Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

Section 4.00         Representations and Warranties of Holder.

Holder hereby represents and warrants to the Company that:

(a)           Holder is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and will acquire this Note and the Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

(b)          The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c)          All limited liability company action has been taken on the part of the Holder, its officers, directors, managers and members necessary for the authorization, execution and delivery of this Note. The Holder has taken all limited liability company action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

(d)          Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 5.00         General.

(a)          Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)          Assignment, Etc.  The Holder may assign or transfer this Note to any transferee at its sole discretion.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c)          Amendments.  This Note may not be modified or amended, or any of the provisions of this Note waived, except by written agreement of the Company and the Holder.

(d)          Funding Window.  The Company agrees that it will not enter into a convertible debt financing transaction, including 3(a)(9) and 3(a)(10) transactions, with any party other than the Holder for a period of 30 Trading Days following the Effective Date.  The Company agrees that this is a material term of this Note and any breach of this will result in a default of the Note.

(e)          Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation.. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, terms addressing maturity, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

(f)          Governing Law; Jurisdiction.

(i)          Governing Law.  This Note will be governed by, and construed and interpreted in accordance with, the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)          Jurisdiction and Venue.  Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in the state courts of California or in the federal courts of the United States of America located in San Diego County, California.

(iii)        No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv)        Delivery of Process by the Holder to the Company.  In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v)          Notices.  Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(h)          No Bad Actor.  No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a “bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

(i)           Usury.  If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

(j)           Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:30 a.m. Eastern Time on the Trading Day immediately following the Date of Execution, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including a copy of this Note as an exhibit thereto, with the SEC within the time required by the 1934 Act.  From and after the filing of such press release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note.  The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

The Company agrees that this is a material term of this Note and any breach of this Section 5.00(j) will result in a default of the Note.

(k)          Attempted Below-par Issuance.  In the event that the Holder delivers a Conversion Notice to the Company and, if as of such date, (i) the Conversion Price would be less than par value of the Company’s Common Stock and (ii) within three business days of the delivery of the Conversion Notice, the Company shall not have reduced its par value such that all of the requested conversion transaction may then be accomplished, then the Company and the Holder shall utilize the following conversion protocol for Par Value Adjustment.  The Holder shall transmit to the Company:  (X) a “preliminary” Conversion Notice for the full number of shares of Common Stock that would be issued at the Conversion Price without regard to any below-par value conversion issues; followed by (Y) a “par value” Conversion Notice for the number of shares of Common Stock with the Conversion Price increased from the “preliminary” Conversion Price to a Conversion Price at par value; and, finally, (Z) a “liquidated damages” Conversion Notice for that number of shares of Common Stock that represents the difference between the “preliminary” Conversion Notice full number of shares and the “par value” Conversion Notice limited number of shares.  The Conversion Price of such “liquidated damages Common Shares” would be the par value of the Common Stock.  Accordingly, through this protocol, the Company would issue, in two transactions, an amount of shares of its Common Stock equivalent to the full number of shares of Common Stock that would have been issued in accordance with the “preliminary” Conversion Notice without regard to any below-par value conversion issues.  In the event that the Holder is precluded from exercising any or all of its conversion rights hereunder as a result of a proposed “below par” conversion, the Company agrees that, in lieu of actual damages for such failure, liquidated damages may be assessed and recovered by the Holder without being required to present any evidence of the amount or character of actual damages sustained by reason thereof.  The amount of such liquidated damages shall be an amount equivalent to the trading price utilized in the “preliminary” Conversion Notice multiplied by the number of shares calculated on the “liquidated damages” Conversion Notice.  Such amount shall be assessed and become immediately due and payable to the Holder (at its election) in the form of a (i) cash payment, (ii) an addition to the Principal Sum of this Note, or (iii) the immediate issuance of that number of shares of Common Stock as calculated on the “liquidated damages” Conversion Notice.  Such liquidated damages are intended to represent estimated actual damages and are not intended to be a penalty, but, by virtue of their genesis and subject to the election of the Holder (as set forth in the immediately preceding sentence), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144, as the Company’s failure to maintain the par value of its Common Stock at an amount that would not result in a “below par” conversion failure is equivalent to a default as of the Issuance Date of the Note.

(l)          Right of First Refusal.  From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that, in the event that the Company receives any written or oral proposal (the “Proposal”) containing one or more offers to provide an additional convertible promissory note (the “Financing Amount”), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the “Proposal Documents”) no later than 3 business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the Company, the Holder shall have the right (the “Right of First Refusal”), but not the obligation, for a period of 5 business days thereafter (the “Exercise Period”), to invest, at similar or better terms to the Company, an amount equal to or greater than the Financing Amount, upon written notice to the Company that the Holder is exercising the Right of First Refusal provided hereby.  In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist the Holder in conducting a due diligence investigation of the Company and its corporate and financial affairs and promptly provide the Holder with information and documents that the Holder may reasonably request so as to allow the Holder to make an informed investment decision.  However, the Company and the Holder agree that the Holder shall have no more than 5 business days from and after the expiration of the Exercise Period to exercise its Right of First Refusal hereunder.  This Right of First Refusal shall extend to all purchases of debt held by, or assigned to or from, current stockholders, vendors, or creditors, all transactions under Sections 3(a)(9) and/or 3(a)(10) or the Securities Act of 1933, as amended, and all equity line-of-credit transactions.  In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, without giving Right of First Refusal to the Holder, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note. Such liquidated damages will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

BOOMER HOLDINGS, INC.

By:

Name:

Title:

Email:

Address: